Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130339782-18 __ Filing Date and Time 05/21/2012 11:17 AM Entity Number E0256412013-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Elite Books Inc
2. Registered Agent for Service of Purpose: (check only one box)	☒ Commercial Registered Agent: Registred Agent Solutions, Inc. Name ☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
NEVADA
Street, Address	City		Zip Code
NEVADA
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorixed to issue)	Number of shares with par value: 75,000,000	Par Value per share: $ .001	Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Vesna Pesic- President
	Name
	512 Westminster Ave., Apt. 3	Venice Beach	CA	90291
	Street Address	City	State	Zip Code
	2) Nicola Muyingo - Secretary
	Name
	512 Westminster Ave., Apt. 3	Venice Beach	CA	90291
	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:
Book Sales
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Vesna Pesic- President	X Vesna Pesic- President
	Name	Incorporator Signature
	512 Westminster Ave., Apt. 3	Venice Beach	CA	90291
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Art Flores, Asst. Sec	05/21/2013
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Article
Revised: 3-10-11

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ELITE BOOKS INC**, did on May 21, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 23, 2013.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20130522-1658
You may verify this certificate
online at **http://www.nvsos.gov/**